EXHIBIT 4.1

Ordinary Shares Purchase Form

Full and accurate name of the (classified) Investor ________________________________________________ Contact ___________________ Phone ‘Direct ____________________ Mobile __________________ Email to transfer the issuance _____________________________________________________

To: Rada Electronic Industries Ltd. (“the Company”)

Re: RADA Electronic Industries Ltd. - Form for ordering ordinary shares

1. We hereby submit to Rada Electronic Industries Ltd. (the “Company”) an irrevocable offer to purchase ________ ordinary shares of NIS 0.03 par value each (“Ordinary Shares”). The Ordinary Shares will be issued for the consideration of US $ __________ (US $2.75 per Ordinary Share), payable in New Israeli Shekels according to the representative exchange rate of the dollar on the date of payment.

2. In the event that we receive written notice of the acceptance of all or part of our offer by the Company (the “Acceptance Notice”), we undertake to pay the Company the full consideration in respect of the total shares issued to us as stated in the Acceptance Notice.

3. In connection with our offer, we hereby irrevocably represent and warrant that the Ordinary Shares are purchased with our own funds, for our own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Israeli Securities Law, as amended and other securities laws in the United States including the Securities Act of 1933.

4. Except for the Company’s representations and disclosures, including in its financial reports, periodic reports or immediate reports, the Ordinary Shares are purchased “as is” without further representations and with no indemnification obligations. The Ordinary Shares will otherwise be free from encumbrance, lien or foreclosure including any regulatory or other restriction on the transfer of the Shares once registered or subject to exemptions. Without limitation, no person, company or other legal entity shall have the right of first refusal, right of accession or any other right with respect to the issuance of the Ordinary Shares. The Company has not received any notice of intention or grounds for the delisting of the Shares or halts of trading in the Company’s securities on NASDAQ, and there is no intention and or cause to delist the Company’s securities from the NASDAQ or prevent the continued trading of the Company’s securities on the NASDAQ Market.

5. We do not have, and we will not have in the future, a claim whatsoever against the Company, its affiliates, including directors, agents and employees, in connection with Company, its status, its financial condition and its assets, and in connection with the Ordinary Shares, except in the event that it becomes clear that the information included in the reports as stated in Section 4 above includes a misleading statement as defined under the Israeli Securities Law.

6. We know and confirm that the issuance of such Ordinary Shares will be effected by virtue of the Company’s existing shelf prospectus. Therefore, the information in respect of this issue is “confidential information” with all the implications thereof, and as long as the Company has not released this information to the public, we are bound by all restrictions and obligations in connection with this confidential information.

7. We confirm that we are a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Ordinary Shares.

8. We confirm that we are an Israeli entity, one of the types of corporations specified in the First Schedule to the Israeli Securities Law, and also declare and undertake as stated in Exhibit A to this Order Form.

9. We acknowledge that if the controlling shareholder, DBSI Investments Ltd. (“DBSI”) notifies its intention to participate in the offering, DBSI’s participation shall be subject to the approval of the shareholders of the Company. For removal of any doubt, our undertaking pursuant to this Agreement, is not conditioned upon DBSI’s participation, nor on-participation in the offering or the approval or disapproval thereof.

10. We are aware that the Company may determine or change the scope of the Ordinary Shares’ issuance, as well as reject or cancel the issuance of the Ordinary Shares, all in accordance with its sole discretion. We are also aware that the execution of the Ordinary Shares issuance is subject to the fulfillment of all the following conditions: (a) Obtaining the approval of the Company’s Board of Directors and any approval of other organs of the Company required by law and - (b) Obtaining approvals to issue the Shares from NASDAQ and other regulatory approvals in the U.S.

In the event that the Company does not accept this proposal, we shall have no claim or demand against the Company its affiliated entities or its managers or its employees or its advisors or anyone acting on its behalf.

Name and signature of the investor ____________

Billing Account:

Bank / Member of the Stock Exchange _______________

Branch and Account No. _______________

Exact account owner name ____________________________________________

Securities transfer account:

Bank / Member of the Stock Exchange _______________

Branch and Account No. _____________

Exact account owner name ____________________________________________

Exhibit A

The undersigned, ________________________, hereby represents as follows:

1. The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

2. Neither the undersigned nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares.